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                                                                     Exhibit 21


COMMONWEALTH TELEPHONE ENTERPRISES, INC.
LIST OF SUBSIDIARIES

                                     State of                Percentage
Name                                 Incorporation             Owned
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Commonwealth Telephone
  Company                                PA                    100%

CTSI, Inc.                               PA                    100%

Commonwealth Long
  Distance Company                       PA                    100%

CTE Services, Inc.                       PA                    100%

TMH, Inc.                                DE                    100%

C-TEC Cable
  Holdings, Inc.                         DE                    100%

epix Internet Services, Inc.             PA                    100%

Mobile Plus, Inc.                        DE                    100%

Mobile Plus, of Iowa, Inc.               DE                    100%

Mobilefone, Inc.                         PA                    100%

Mobile Plus Services of PA, Inc.         PA                    100%

C-TEC Cellular Centre
  County, Inc.                           PA                    100%